Exhibit 99.1

PHOTON DYNAMICS REPORTS FISCAL 2007 SECOND QUARTER RESULTS

San Jose, Calif., May 7, 2007 ─ Photon Dynamics, Inc. (NASDAQ: PHTN), a leading global supplier of integrated yield management solutions for the flat panel display (FPD) market, today reported financial results for the second quarter of fiscal year 2007, ended March 31, 2007.

Revenue for the second quarter of fiscal 2007 was $13.9 million, compared to first quarter fiscal 2007 revenue of $21.4 million.

Net loss for the second quarter was $15.5 million or $0.94 loss per share, compared to first quarter net loss of $7.2 million or $0.43 loss per share.  The second quarter net loss included the following charges:

•	$2.8 million for property and equipment impairment mostly as a result of relocating certain manufacturing operations to Asia;
•	$1.0 million associated with a previously announced reduction in workforce; and
•	$3.0 million for additional inventory reserves largely as a consequence of the industry’s cyclical slowdown.

The aggregate of these charges of approximately $6.8 million, net of related tax, or $0.41 loss per share, accounts for the difference from our previously issued guidance of $0.55 to $0.65 loss per share.

Second quarter non-GAAP net loss was $13.5 million or $0.81 loss per share, excluding the impact of equity-based compensation expenses, restructuring charges and amortization of intangible assets, net of related tax, compared to first quarter non-GAAP net loss of $6.0 million or $0.36 loss per share.  A reconciliation of these non-GAAP measures is provided after the GAAP financial statements below.

The Company had cash, cash equivalents, and short-term and long-term investments of $90.5 million as of March 31, 2007, compared to cash, cash equivalents and short-term investments of $97.1 million as of December 31, 2006.

Second quarter bookings were $14.1 million, and backlog as of March 31, 2007 was $66.3 million.  The Company noted that bookings and backlog are not necessarily indicative of future revenue and that historically bookings have fluctuated on a quarter-to-quarter basis.  These fluctuations in bookings may continue in the future.

“The results for the quarter reflect our commitment to accelerate the Company’s objective of consistent profitability,” said Jeffrey Hawthorne, Photon Dynamics’ Chief Executive Officer.  “In response to a reduction in capital expenditure spending levels for 2007 by certain of our customers, we announced during the quarter a company-wide plan to drive improved performance and position Photon Dynamics for future success.  As part of the plan, we sought to establish a smaller, more variable cost base, and announced a reduction in our workforce of approximately 20 percent.

Hawthorne continued, “In addition to executing on our flat panel display operations initiatives, during the quarter we implemented an objective of expanding into adjacent markets. We have taken the initial step with the formation of a new venture, Salvador Systems LLC, which we believe will leverage our core machine vision technology to address the military, security and industrial low light imaging markets.

“In conclusion,” Hawthorne said, “we have begun to expand our market opportunities while we continue our focus on enhancing the Company’s FPD base business.  We remain optimistic that the outlook for the FPD market is improving.”

Company Projections for Fiscal Year 2007 Third Quarter

The Company estimates revenue for the third quarter of fiscal 2007 to be between $15 and $20 million, with a loss per share of ($0.30) to ($0.40).

Information Regarding Non-GAAP Financial Measures

Photon Dynamics provides non-GAAP net income and non-GAAP earnings per share data as additional information for its operating results. These measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. Photon Dynamics' non-GAAP net income and non-GAAP earnings per share exclude the effect of SFAS 123 (R), restructuring charges, amortization of intangible assets, and income (loss) from discontinued operations, as well as the tax effects of these adjustments. Because SFAS 123 (R) is a material, non-cash item, Photon Dynamics has also provided non-GAAP information excluding the impact of SFAS 123 (R). Management excludes the effect of SFAS 123 (R) and other charges as indicated, because management does not believe that these charges are directly applicable to the core operating performance of Photon Dynamics. As a result, management excludes the effect of these charges for budgeting purposes, as well as for analyzing the underlying performance of Photon Dynamics. Management believes that although GAAP measures are important for investors to understand, providing investors with this non-GAAP measure provides investors additional important information to enable them to assess, in the way that management assesses, both the current and future operations of Photon Dynamics.

Second Quarter Earnings Conference Call

The Company will host a quarterly conference call today at 4:30 pm EDT.  To access the conference call in the U.S. or Canada, dial (800) 366-7417. For all international calls, dial (303) 205-0033.

A digital replay will be available on Photon Dynamics' website at www.photondynamics.com under 'presentation/conference call' in the 'investors' section of the website two hours after the conclusion of the conference until such time as Photon Dynamics issues a press release announcing its third quarter fiscal 2007 financial results.

A replay will also be available by phone two hours after the conclusion of the conference call, from May 7 to May 22, 2007. You may access the telephone replay by dialing (800) 405-2236 or (303) 590-3000 and entering access code 11087763.

About Photon Dynamics, Inc.

Photon Dynamics, Inc. (PDI) is a leading global supplier of integrated yield management solutions for the flat panel display market.  Utilizing the Company’s advanced digital imaging technology, PDI develops systems that enable flat panel display manufacturers to collect and analyze data from the production line, and quickly diagnose and repair process-related defects, thereby allowing manufacturers to decrease material costs and improve throughput.  The Company’s customers use its systems to increase manufacturing yields of high performance flat panel displays used in a number of products, including notebook and desktop computers, televisions and advanced mobile electronic devices such as cellular phones, personal digital assistants and portable video games.  Its test and repair systems are used by manufacturers to collect data, analyze product quality and identify and repair product defects at critical steps in the active matrix liquid crystal display manufacturing process.

Founded in 1986, Photon Dynamics is headquartered in San Jose, California with sales and customer support offices in Beijing, China; Seoul, Daejeon, Gumi, and Cheonan, Korea; Hsinchu, Tainan, and Taichung, Taiwan; and Tokyo and Tsu, Japan.  The Company’s common stock is publicly traded on the NASDAQ Global Market (NASDAQ GM: PHTN).  For more information about Photon Dynamics, visit its website at www.photondynamics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

The statements in this press release relating to Photon Dynamics' estimated results for the third quarter of fiscal 2007, and the outlook for the FPD market, are forward-looking statements. Forward-looking statements are commonly identified by words such as “may,” “believe,” “plan,” and other terms of similar meaning.  These forward-looking statements are based on current expectations on the date of this press release and involve a number of uncertainties and risks. These uncertainties and risks include, but are not limited to:  the adoption of new technology by the Company’s customers; the delay of investments by the Company’s customers in response to  current economic factors, which could reduce their demand for Photon Dynamics’ products; the migration of our manufacturing operations offshore and the changing customer investment climate, which could lead to further impairments of assets and incurring of restructuring costs; an increase in competitive pricing pressures; the introduction of competing products having technological and/or pricing advantages, which would reduce the demand for Photon Dynamics' products; and failure to comply with a variety of United States and foreign federal, state and local laws and regulations, which could lead to the Company incurring additional expenses, interest and penalties.  As a result, Photon Dynamics' actual results and end user demand may differ substantially from expectations. For further information on risks affecting Photon Dynamics, refer to the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" under the caption "Factors Affecting Operating Results" in Photon Dynamics' Quarterly Report on Form 10-Q as filed on February 14, 2007 with the Securities and Exchange Commission.  Photon Dynamics undertakes no obligation to update or revise any forward-looking statements whether as a result of new developments or otherwise.

PHOTON DYNAMICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$25,253	$47,935
Short-term investments	56,815	54,834
Accounts receivable, net	14,255	29,341
Inventories	26,187	18,442
Other current assets	3,432	3,972
Total current assets	125,942	154,524
Long-term investments	8,389	787
Land, property and equipment, net	11,200	15,891
Other assets	5,489	4,542
Intangible assets, net	971	1,716
Goodwill	153	153
Total assets	$152,144	$177,613

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,217	$7,657
Warranty	7,418	8,058
Other current liabilities	11,807	9,944
Deferred gross margin	2,985	7,454
Total current liabilities	29,427	33,113
Other liabilities	107	119
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value	287,433	285,510
Accumulated deficit	(164,132)	(141,409)
Accumulated other comprehensive income	(691)	280
Total shareholders’ equity	122,610	144,381
Total liabilities and shareholders’ equity	$152,144	$177,613

 PHOTON DYNAMICS, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2007	2006	2007	2006

Revenue	$13,928	$50,322	$35,363	$91,955
Cost of revenue	13,391	33,069	29,262	55,451
Gross margin	537	17,253	6,101	36,504
Operating expenses:
Research and development	7,197	8,560	15,192	16,631
Selling, general and administrative	6,550	6,984	11,480	13,835
Restructuring charge (benefit)	1,017	(32)	1,463	30
Impairment of property and equipment	2,834	—	2,834	—
Amortization of intangible assets	372	373	745	745
Total operating expenses	17,970	15,885	31,714	31,241
Income (loss) from operations	(17,433)	1,368	(25,613)	5,263
Interest income and other, net	2,015	1,019	3,096	1,519
Income (loss) from continuing operations before income taxes and
discontinued operations	(15,418)	2,387	(22,517)	6,782
Provision for income taxes	105	199	206	551
Income (loss) from continuing operations before discontinued operations	(15,523)	2,188	(22,723)	6,231
Income (loss) from discontinued operations	—	334	—	(346)
Net income (loss)	$(15,523)	$2,522	$(22,723)	$5,885
Income (loss) per share from continuing operations:
Basic	$(0.94)	$0.13	$(1.37)	$0.37
Diluted	$(0.94)	$0.13	$(1.37)	$0.37
Income (loss) per share from discontinued operations:
Basic	$—	$0.02	$—	$(0.02)
Diluted	$—	$0.02	$—	$(0.02)
Net income (loss) per share:
Basic	$(0.94)	$0.15	$(1.37)	$0.35
Diluted	$(0.94)	$0.15	$(1.37)	$0.34
Weighted average number of shares:
Basic	16,591	17,018	16,590	17,011
Diluted	16,591	17,077	16,590	17,062

PHOTON DYNAMICS, INC.
Reconciliation of GAAP to Non-GAAP Results
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,		Six Months Ended March 31,
	2007	2006	2007	2006	2007	2006

Non-GAAP Net Income (Loss) Reconciliation

GAAP net income (loss)	$(15,523)	$2,522	$(7,200)	$3,363	$(22,723)	$5,885
Stock-based employee compensation expense	656	1,017	400	985	1,056	2,002
Restructuring charge (benefit)	1,017	(32)	446	62	1,463	30
Amortization of intangible assets	372	373	373	372	745	745
Loss (income) from discontinued operations	—	(334)	—	680	—	346
Income tax effect of non-GAAP adjustments	—	6	—	(10)	—	(4)
Non-GAAP net income (loss)	$(13,478)	$3,552	$(5,981)	$5,452	$(19,459)	$9,004

Non-GAAP Net Income (Loss) Per Diluted Share Reconciliation For All Non-GAAP Items

GAAP net income (loss) per share – diluted	$(0.94)	$0.15	$(0.43)	$0.20	$(1.37)	$0.34
Stock-based employee compensation expense	0.04	0.06	0.02	0.06	0.06	0.12
Restructuring charge (benefit)	0.06	(0.00)	0.03	0.00	0.09	0.00
Amortization of intangible assets	0.02	0.02	0.02	0.02	0.04	0.04
Loss (income) from discontinued operations	—	(0.02)	—	0.04	—	0.02
Income tax effect of non-GAAP adjustments	—	0.00	—	(0.00)	—	(0.00)
Non-GAAP net income (loss) – diluted	$(0.81)	$0.21	$(0.36)	$0.32	$(1.17)	$0.53

Shares used in basic per shares calculation	16,591	17,018	16,590	16,946	16,590	17,011
Shares used in diluted per shares calculation	16,591	17,077	16,590	17,047	16,590	17,062

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